UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 3, 2024

Americold Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway,	South Tower, Suite 600
Atlanta,	Georgia	30328
(Address of principal executive offices)		(Zip Code)
(678) 441-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COLD	New York Stock Exchange

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition
On January 3, 2024, Americold Realty Trust, Inc. (the “Company”) announced that it and Marc J. Smernoff, Executive Vice President and Chief Financial Officer, have mutually agreed that Mr. Smernoff’s employment with the Company will terminate effective January 12, 2024.

In connection with his separation, and consistent with the terms of his existing employment agreement, the form of which was previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Form 10-Q filed on November 5, 2021, Mr. Smernoff will receive the following: (i) an amount equal to the product of one times the sum of (a) his annual base salary as in effect immediately prior to his termination of employment, plus (b) his annual bonus at Target Percentage (as defined in his employment agreement) as in effect immediately prior to his termination, continued for a period of 12 months; (ii) any unpaid annual bonus for 2023 to be paid at the time the Company pays other bonuses, (iii) prorated annual incentive plan bonus based on the number of days employed during the bonus period (to the extent that performance metrics relating to bonus are met at the end of the bonus period as determined after the year-end audit); (iv) payment or reimbursement of welfare plan coverage (other than long- and short-term disability plans), including COBRA premiums for Mr. Smernoff and his eligible dependents, for up to 12 months; (v) the next installment of his time-based restricted stock units and operating partnership profits units that would have vested on the next scheduled vesting date after January 12, 2024 will vest; and (vi) a prorated portion of his performance-based restricted stock units and operating partnership profits units will remain eligible to vest based on actual performance through the last day of the performance period, based on the number of days during the performance period that Mr. Smernoff was employed, subject to his execution and non-revocation of a release of claims and compliance with post-termination restrictive covenants as set forth in his employment agreement.

On January 3, 2024, the Company also announced that Jay Wells would be joining the Company as Executive Vice President and Chief Financial Officer, effective January 15, 2024.

Mr. Wells, age 61, served as Chief Financial Officer of Primo Water (NYSE:PRMW), Tampa, Florida, from March 2012 through March 2023. Prior to Primo Water, Mr. Wells served in a variety of leadership roles at Molson Coors Beverage Company (NYSE: TAP), Chicago, Illinois, from April 2005 through March 2012, including as Chief Financial Officer (July 2009 through March 2012); Vice President of Strategic Finance, Tax, Treasury (May 2008 to July 2009); Vice President – Global Tax (April 2005 to April 2008). In addition, he served in a variety of positions at Deloitte from September 1990 to April 2005, finally as Partner – International Tax. Mr. Wells is a Certified Public Accountant and received his J.D. Degree from Villanova University and a B.S. in Accounting from Albright College.

There are no family relationships between Mr. Wells and any Company director or executive officer, and no arrangements or understandings between Mr. Wells and any other person pursuant to which he was selected as an officer. Mr. Wells is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Wells accepted an offer letter dated December 27, 2023 (the “Offer Letter”) pursuant to which he will serve as Executive Vice President and Chief Financial Officer beginning on January 15, 2024. Mr. Wells will receive an initial annual base salary of $575,000. Mr. Wells’ 2024 target bonus opportunity will be 90% of his base salary and he will be eligible to participate in the Company’s 2017 Equity Incentive Plan at such times and in such amounts as the Company’s Compensation Committee shall determine in its sole discretion. For 2024, aligned with the Company’s regular annual grant cycle, Mr. Wells will receive an award with a targeted value of $1,100,000 in the form of a combination of time-based and performance-based restricted stock units or OP Units, at Mr. Wells’ option. Mr. Wells will be eligible to participate in the Company’s standard health and welfare benefit plans and will be covered by the Americold Logistics, LLC Executive Severance Benefit Plan.

The foregoing summary of the Offer Letter is not complete and is qualified in its entirety by the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Appointment of Presidents

On January 3, 2024, the Company also announced that, effective immediately, Robert S. Chambers, previously serving as Executive Vice President and Chief Commercial Officer, will assume the role of President, Americas and Richard C. Winnall, previously serving as Executive Vice President and Chief Operating Officer – International, will assume the role of President, International.

Mr. Chambers, age 41 re-joined Americold in January of 2020 as Executive Vice President and Chief Commercial Officer. Prior to that he served as the Chief Financial Officer of Saia LTL Freight (NASDAQ: SAIA) from May of 2019 through January of 2020. Mr. Chambers previously served as Americold’s Vice President, Commercial Finance from September of 2013 through April of 2019. Before originally joining Americold, Mr. Chambers was the Senior Director of Finance for CEVA Logistics from 2010 through 2013. Prior to that, he was a Manager in the Audit and Advisory practice at KPMG. Mr. Chambers is a Certified Public Accountant. He received both his bachelor’s degree and his Masters of Accounting degree from Stetson University.

In connection with his appointment, Mr. Chambers will receive an increase in his annual base salary to $550,000 from $500,000. Mr. Chambers’ 2024 target bonus opportunity will remain 90% of his base salary. He will continue to be eligible to participate in the Company’s 2017 Equity Incentive Plan at such times and in such amounts as the Company’s Compensation Committee shall determine, with a target award of up to $1,100,000 for 2024. Mr. Chambers will also continue to be eligible to participate in the Company’s standard health and welfare benefit plans and the terms of his existing employment agreement with the Company remain unchanged.

There are no family relationships between Mr. Chambers and any Company director or executive officer, and no arrangements or understandings between Mr. Chambers and any other person pursuant to which he was selected as an officer. Mr. Chambers is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Mr. Winnall, age 50, was appointed Chief Operating Officer, International in August 2022. He joined Americold in January of 2019 as the Managing Director, International and held the role of Managing Director, Asia Pacific and Latin America prior to his appointment as Chief Operating Officer, International. Mr. Winnall is responsible for leading Americold’s International operations and critical support functions to enable the organization to drive efficiency and provide best-in-class service to customers. Mr. Winnall has worked at some of the largest logistics companies in the world, having previously served at DHL Supply Chain (DPDHL Group) in Asia Pacific and Europe, Middle East & Africa, and Linfox in the Asia Pacific region. He holds a Master of Science Management, Intermodal Transport from the University of Denver, Colorado, and a Master of International Business from Swinburne University, Melbourne, and is a graduate of the GAICD International Company Directors Program.

In connection with his appointment, Mr. Winnall will receive an increase in his annual base salary to AUD$610,000 from AUD$535,000. Mr. Winnall’s 2024 target bonus opportunity will be increased to 75%, from 60%, of his base salary and he will continue to be eligible to participate in the Company’s 2017 Equity Incentive Plan at such times and in such amounts as the Company’s Compensation Committee shall determine, with a target award of up to USD$750,000 for 2024. Mr. Winnall’s terms of his existing employment agreement with the Company remain unchanged.

There are no family relationships between Mr. Winnall and any Company director or executive officer, and no arrangements or understandings between Mr. Winnall and any other person pursuant to which he was selected as an officer. Mr. Winnall is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Appointment of Executive Vice President and Chief Operating Officer, Americas

Also on January 3, 2023, the Company announced that, effective immediately, M. Bryan Verbarendse, previously serving as Executive Vice President and Chief Operating Officer, North America, will assume the role of Executive Vice President and Chief Operating Officer, Americas.

Mr. Verbarendse, age 50, was appointed Executive Vice President and Chief Operating Officer – North America on August 28, 2023. Mr. Verbarendse has more than 31 years of experience in retail and wholesale grocery supply chain management. Prior to joining the Company, he served in various positions at Albertson’s Companies, Inc. from 1992 to 2023, including General Manager roles at Albertson’s and SUPERVALU. Group Vice President of Distribution and finally as Senior Vice President of Distribution and Replenishment for Albertson’s. The terms of Mr. Verbarendse’s employment with the Company remain unchanged.

There are no family relationships between Mr. Verbarendse and any Company director or executive officer, and no arrangements or understandings between Mr. Verbarendse and any other person pursuant to which he was selected as an officer. Mr. Verbarendse is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 3, 2024
10.1	Offer Letter by and between Americold Logistics, LLC and Jay Wells dated December 27, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2024

Americold Realty Trust, Inc.

By:	/s/ Nathan H. Harwell
Name: Nathan H. Harwell
Title: Chief Legal Officer and Executive Vice President